Exhibit 10.8

[Form of Letter Agreement]

The TCW Group, Inc.

865 South Figueroa Street, Ste. 1800

Los Angeles, California 90017

                    , 2011

Arbolada Capital Management Company

856 South Figueroa Street, Ste. 1800

Los Angeles, California 90017

Ladies and Gentlemen:

Reference is made to the initial public offering the (“IPO”) of common stock, par value $0.01 per share (the “ Common Stock”), of Arbolada Capital Management Company, a Delaware corporation (the “ Company”), proposed to be made by the Company pursuant to the Registration Statement on Form S-11 (File No. 333-172778) originally filed by the Company on March 11, 2011 with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933. The Company is and, prior to the closing of IPO, will remain a subsidiary of TCW Capital Investment Corporation, a California corporation (“TCWCIC”), which is a wholly owned subsidiary of The TCW Group, Inc. (“TCW”). We understand that, concurrently with the closing of the IPO, the Company intends to enter into a stock purchase agreement with TCWCIC and certain executive officers of the Company for an aggregate of                  shares of Common Stock (the “Private Placement”).

We also understand that, concurrently with the closing of the IPO and the Private Placement, the Company intends to enter into a management agreement (the “Management Agreement”) with Arbolada Management LLC, as Delaware limited liability company (the “Manager”), pursuant to which the Manager will manage the business and operations of the Company, and (ii) the Manager intends to enter into an administrative services agreement with TCW Investment Management Company, a California corporation (“TIMCO”), pursuant to which TIMCO will provide the Manager with certain personnel and resources in order for the Manager to perform its obligations under the Management Agreement. TIMCO is a wholly owned subsidiary of TCW, and the Manager is a wholly owned subsidiary of TIMCO.

In consideration of the value to be received by TIMCO under the Management Agreement, and subject to the occurrence of the closing of each of the IPO and the Private Placement, TCW hereby agrees not to, and not to permit any TCW Affiliate (as defined below) to, sponsor a public real estate investment trust that invests primarily in residential mortgage-backed securities (other than the Company) for so long as a TCW Affiliate serves as the Company’s manager. “TCW Affiliate” means any legal entity which is directly or indirectly controlled by The TCW Group, Inc.

Yours truly,